UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2017

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    On December 21, 2017, CME Media Services Limited (“CME MS”), a wholly owned subsidiary of Central European Media Enterprises Ltd. (the “Company”), entered into an amended and restated employment agreement with Mr. Michael Del Nin, co-Chief Executive Officer of the Company (the “MDN Amended and Restated Contract”), which amends and restates his amended and restated contract of employment dated July 1, 2016 (filed with the SEC on July 1, 2016 as Exhibit 10.1 to the Company’s Current Report in Form 8-K) (as amended). The MDN Amended and Restated Contract, in relevant part, clarifies the circumstances when CME MS would be in material breach of the employment agreement and sets out certain other circumstances that may, following specified triggers, result in a material breach. In addition, the MDN Amended and Restated Contract establishes a mechanism for the settlement of Mr. Del Nin’s severance entitlement following specified triggers and provides for the reimbursement of his legal fees by CME MS in certain circumstances.
On December 21, 2017, CME MS entered into an amended and restated employment agreement with Mr. Christoph Mainusch, co-Chief Executive Officer of the Company (the “CM Amended and Restated Contract”), which amends and restates his amended and restated contract of employment dated July 1, 2016 (filed with the SEC on July 1, 2016 as Exhibit 10.2 to the Company’s Current Report in Form 8-K) (as amended). The CM Amended and Restated Contract, in relevant part, clarifies the circumstances when CME MS would be in material breach of the employment agreement and sets out certain other circumstances that may, following specified triggers, result in a material breach. In addition, the CM Amended and Restated Contract establishes a mechanism for the settlement of Mr. Mainusch’s severance entitlement following specified triggers and provides for the reimbursement of his legal fees by CME MS in certain circumstances.
On December 21, 2017, CME MS entered into an amended and restated employment agreement with Mr. Daniel Penn, General Counsel of the Company (the “DP Amended and Restated Contract”), which amends and restates his contract of employment dated February 20, 2012 (filed with the SEC as Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the fiscal period ended December 31, 2011) (as amended). The DP Amended and Restated Contract, in relevant part, clarifies the circumstances when CME MS would be in material breach of the employment agreement and sets out certain other circumstances that may, following specified triggers, result in a material breach. In addition, the DP Amended and Restated Contract establishes a mechanism for the settlement of Mr. Penn’s severance entitlement following specified triggers and provides for the reimbursement of his legal fees by CME MS in certain circumstances.
On December 21, 2017, CME MS entered into an amended and restated employment agreement with Mr. David Sturgeon, Chief Financial Officer of the Company (the “DS Amended and Restated Contract”), which amends and restates his amended and restated contract of employment dated July 27, 2010 (filed with the SEC as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010) (as amended). The DS Amended and Restated Contract, in relevant part, clarifies the circumstances when CME MS would be in material breach of the employment agreement and sets out certain other circumstances that may, following specified triggers, result in a material breach. In addition, the DS Amended and Restated Contract establishes a mechanism for the settlement of Mr. Sturgeon’s severance entitlement following specified triggers and provides for the reimbursement of his legal fees by CME MS in certain circumstances.
The above descriptions of the MDN Amended and Restated Contract, the CM Amended and Restated Contract, the DP Amended and Restated Contract and the DS Amended and Restated Contract are incomplete and qualified in their entirety by reference to the complete text of such agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibit Index

Exhibit Number	Description
Exhibit 10.1	Amended and Restated Contract of Employment between CME Media Services Limited and Michael Del Nin, dated December 21, 2017.
Exhibit 10.2	Amended and Restated Contract of Employment between CME Media Services Limited and Christoph Mainusch, dated December 21, 2017.
Exhibit 10.3	Amended and Restated Contract of Employment between CME Media Services Limited and Daniel Penn, dated December 21, 2017.
Exhibit 10.4	Amended and Restated Contract of Employment between CME Media Services Limited and David Sturgeon, dated December 21, 2017.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: December 22, 2017	/s/ David Sturgeon
David Sturgeon Chief Financial Officer

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